UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   October 4, 2005

KFX INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 500 Denver, Colorado		80206
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 not applicable
(Former name or former address, if changed since last report)

Section 7.  Regulation FD

Item 7.01  Regulation FD Disclosure

750,000 tons per year Gillette, Wyoming Project Update

We remain focused on completing construction and beginning production at our 750,000 tons per year (TPY) Gillette, Wyoming plant later this year.  The first processing train will begin cold commissioning in early October.  Initial K-Fuel™ production remains on schedule for the end of the year.

Construction highlights for the month of September include the installation of the feed and product conveyors, the substantial completion of the boiler and the utility building electrical and instrumentation installation and finalizing of the processor tower in preparation of the hand over to the commissioning team from the construction team.

Please visit www.kfx.com for more information and to view the most recent construction photos of our 750,000 tons per year facility.

Section 8.  Other Events

Item 8.01  Other Events

Please see Item 7.01 above.

Section 9.  Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title or Description
99	Photographs depicting plant construction and installation of processing vessels

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc.

Date: October 4, 2005	By: /s/ Matthew V. Elledge
Matthew V. Elledge
Vice President and Chief Financial Officer

KFx INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99	Photographs depicting plant construction and installation of processing vessels